Exhibit 1.1

Execution Version

SOUTH JERSEY INDUSTRIES, INC.

11,016,949 Shares of Common Stock, Par Value $1.25 Per Share

Underwriting Agreement

April 18, 2018

Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
One Bryant Park
New York, New York 10036

Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017

Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor
New York, New York 10152

As Representatives of the
    several Underwriters listed
    in Schedule 1 hereto

Ladies and Gentlemen:

South Jersey Industries, Inc., a New Jersey corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 4,237,288 shares of common stock, par value $1.25 per share, of the Company (the “Underwritten Shares”).  The shares of common stock, par value $1.25 per share, of the Company are referred to herein as the “Stock”.

In addition, the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as agent for the Forward Purchaser (as defined below) (the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with the Forward Purchaser and the Underwriters with respect to (a) subject to Section 11 hereof, the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 6,779,661 of the Company’s shares of Stock (such shares of Stock to be sold by the Forward Seller, the “Borrowed Firm Shares”) and (b) the grant by the Company to the Underwriters, in each case acting severally and not jointly, of the option described in Section 2(a)(ii) hereof to purchase all or any portion of an additional 1,652,542 shares of Stock (the “Optional Shares”), as set forth below.

The Underwritten Shares, the Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 11(a) hereof) are herein referred to collectively as the “Firm Shares.”  The Underwritten Shares, the Company Top-Up Firm Shares and the Optional Shares are herein referred to collectively as the “Company Shares.”  The Firm Shares and the Optional Shares are herein collectively called the “Shares.”

As used herein, “Forward Sale Agreement” means the letter agreement dated the date hereof between the Company and Bank of America, N.A. (the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Stock equal to the number of Borrowed Firm Shares sold by the Forward Seller pursuant to this Agreement.

Concurrently with this offering, the Company will also be entering into an Underwriting Agreement, dated the date hereof, between the Company and the several underwriters party thereto (the “Unit Underwriting Agreement”) for the sale of 5,000,000 Corporate Units (as defined therein).

The proceeds of this offering, any proceeds that the Company shall receive upon settlement of the Forward Sale Agreement, together with cash on hand, and proceeds from the concurrent offering of Corporate Units (as referred to above) (the “Proceeds”) will be used to fund a portion of the cash consideration payable in connection with the Company’s acquisition (the “Acquisition”) of the assets of Elizabethtown Gas (“Elizabethtown”) and Elkton Gas from Pivotal Utility Holdings, Inc., a subsidiary of Southern Company Gas, (the “Acquired Business”) pursuant to the Asset Purchase Agreement, dated October 15, 2017, between the Company and Pivotal Utility Holdings, Inc. (the “Asset Purchase Agreement”), as described further in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each as defined herein) under the heading “Use of Proceeds.” The Proceeds will also be used for capital expenditures primarily for regulated businesses, including infrastructure investments at the Company’s utility business. However, the consummation of this offering is not conditioned on the closing of the Acquisition or the concurrent offering of Corporate Units. If the Acquisition is not consummated, the Company retains the broad discretion to use all of the proceeds from this offering for general corporate purposes.

The Company hereby confirms its agreement with the several Underwriters, the Forward Purchaser and the Forward Seller concerning the purchase and sale of the Shares, as follows:

1.          Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-211259), as amended, including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus used in connection with the offering of the Shares and included in such registration statement (and any amendments thereto) before effectiveness, any prospectus used in connection with the offering of the Shares and filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus used in connection with the offering of the Shares and included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated April 17, 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto, each with respect to the Shares.

“Applicable Time” means 11:10 P.M., New York City time, on April 18, 2018.

2.          Purchase of the Shares.

(a)          (i)          The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $28.47.  In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares) the respective number of Borrowed Firm Shares (and a proportional number of Company Top-Up Firm Shares, if applicable) set forth opposite such Underwriter’s name in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) at the Purchase Price.

(ii)          If (w) any of the representations and warranties of the Company contained in Section 3.A hereof or any certificate delivered pursuant hereto are not true and correct in all material respects as of the Closing Date, (x) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the Closing Date, (y) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date, or (z) all of the Conditions to Effectiveness set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the Closing Date (clauses (w) through (z), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Firm Shares.  In addition, in the event that (A) in the Forward Seller’s commercially reasonable judgment, the Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of Borrowed Firm Shares, (B) in the Forward Purchaser’s commercially reasonable judgment, it is impracticable to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of Borrowed Firm Shares, or (C) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 25 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of Borrowed Firm Shares, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Stock that the Forward Seller is able to so borrow at or below such cost.

(b)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters shall have the option to purchase from the Company pursuant to this Section 2(b), severally and not jointly, the Optional Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares (the “Option Purchase Price”). The Underwriters may exercise such option by written notice from the Underwriters given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus.  Such notice shall set forth the aggregate number of Optional Shares as to which the option is being exercised and the date and time when the Optional Shares are to be delivered and paid for, which may be the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after written notice of election to purchase such Optional Shares is given (unless such time and date are postponed in accordance with Section 10 hereof). The Underwriters shall not be under any obligation to purchase from the Company any of the Optional Shares prior to the exercise of such option.  No Optional Shares shall be sold or delivered by the Company to the Underwriters unless the Firm Shares previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Shares or any portion thereof from the Company may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company. Following delivery of an exercise notice, on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Optional Shares with respect to which the option is being exercised at the Option Purchase Price.

On each Additional Closing Date, if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company, at the Option Purchase Price, the number of Optional Shares that bears the same ratio to the aggregate number of Optional Shares being purchased on such Additional Closing Date as the number of Borrowed Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Borrowed Firm Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Optional Shares as the Representatives in their sole discretion shall make.

(c)          If the Forward Seller does not, pursuant to Section 2(a)(ii) hereof, borrow and deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Firm Shares, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date of the applicability of Section 2(a)(ii) and the circumstances related to such applicability.

(d)          The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(e)          (i) The Forward Seller (with respect to the Borrowed Firm Shares) and/or the Company (with respect to the Underwritten Shares and any Company Top-Up Firm Shares) will deliver the Firm Shares, with transfer taxes thereon duly paid, to the Underwriters in book entry form through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Forward Seller (with respect to the Borrowed Firm Shares) specified by the Forward Seller and/or to an account of the Company (with respect to the Underwritten Shares and any Company Top-Up Firm Shares), as the case may be, in connection with the closing of such transactions, at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on April 23, 2018 (unless such time and date are postponed in accordance with Section 10 or Section 11 hereof), or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Forward Purchaser, the Forward Seller and the Company may agree upon in writing.  The time and date of such payment for the Underwritten Shares, the Borrowed Firm Shares and any Company Top-Up Firm Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Optional Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

(ii)          The Company will deliver the Optional Shares being purchased, with transfer taxes thereon duly paid, to the Underwriters in book entry form through the facilities of the DTC on each Additional Closing Date for the account of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Company at the above specified office, in connection with the closing of the transactions.

(iii)          Delivery of the Shares shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(f)          The Company acknowledges and agrees that each of the Underwriters, the Forward Purchaser and the Forward Seller are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person.  Additionally, none of the Representatives, any other Underwriter, the Forward Purchaser nor the Forward Seller are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Purchaser and the Forward Seller shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters, the Forward Purchaser and/or the Forward Seller of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be, and shall not be on behalf of the Company.

3.          A.          Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter, the Forward Purchaser and the Forward Seller that:

(a)          Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)          Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.  No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)          Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, the Forward Purchaser and the Forward Seller.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)          Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; the Company is not an “ineligible issuer” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)          Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when such incorporated documents were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference during the Prospectus Delivery Period (as defined below) in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries and of Elizabethtown, each of which are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries or of Elizabethtown (as applicable) as of the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or of Elizabethtown and presents fairly the information shown thereby.

The pro forma financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries, after giving effect to the acquisition of Elizabethtown, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in conformity with GAAP and the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.

(g)          No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus) or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)          Organization and Good Standing.  The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(i)          Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.  The maximum number of shares of Stock deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement) or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement, will be validly issued, fully paid and non-assessable, and the stockholders of the Company will have no preemptive rights with respect to such shares of Stock.

(j)          Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)          Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.  The Company has full right, power and authority to execute and deliver the Forward Sale Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Forward Sale Agreement and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(l)          Underwriting Agreement; Forward Sale Agreement. This Agreement has been duly authorized, executed and delivered by the Company.  The Forward Sale Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, and assuming due authorization, execution and delivery by the Forward Purchaser, is enforceable against the Company in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(m)          The Shares.  The Company Shares have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.  The shares of Stock to be issued and sold by the Company under the Forward Sale Agreement have been duly authorized and, when issued and delivered and paid for as provided therein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such shares of Stock is not subject to any preemptive or similar rights.

(n)          Descriptions of the Underwriting Agreement; Description of the Forward Sale Agreement.  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Forward Sale Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)          No Violation or Default.  Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any property or asset of the Company or any of its significant subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)          No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the Forward Sale Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, the Forward Sale Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its significant subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any property, right or asset of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)          No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the Forward Sale Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act, (ii) the approval by the Exchange of the listing of the Shares on the Exchange, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (iv) consents that have been, or prior to the Closing Date will be, obtained, and (v) consents, the failure to obtain which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(r)          Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)          Independent Accountants.  Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries and of Elizabethtown, is an independent registered public accounting firm with respect to the Company and its subsidiaries and of Elizabethtown within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)          Title to Real and Personal Property.  The Company and its significant subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its significant subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its significant subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)          Intellectual Property.  (i) The Company and its subsidiaries own or have the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(v)          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(w)          Investment Company Act.  The Company is not and, after giving effect to the transactions contemplated by this Agreement, the Forward Sale Agreement and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)          Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)          Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(aa)          Certain Environmental Matters.  (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to the environment, natural resources, pollution, hazardous or toxic substances or wastes, or the protection of human health or safety (collectively, “Environmental Laws”); (y) have received and are in compliance with all  permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice alleging that the Company or its subsidiaries have any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (ii) the Company and its subsidiaries have no costs or liabilities relating or pursuant to Environmental Laws, except in the case of each of (i) and (ii) herein, for any such matter as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that would reasonably be expected, individually or in the aggregate, to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates incurring material capital expenditures required by or relating or pursuant to any Environmental Laws.

(bb)          Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)          Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd)          Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee)          eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff)          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg)          No Unlawful Payments.  Neither the Company nor any of its subsidiaries or affiliates nor, to the knowledge of the Company, any director, officer, employee, agent or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or taken or will make or take an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) has violated, is in violation of or will violate any provision of the Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-bribery or anti-corruption law; or (iv) has made, offered, agreed, requested or taken, or will make, offer, agree, request or take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries and affiliates have conducted their business in compliance with applicable anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(hh)          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)          No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, or employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is, or is controlled by one or more Persons that is, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares pursuant hereto, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj)          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Forward Sale Agreement) that would give rise to a valid claim against any of them, any Underwriter, the Forward Purchaser or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(kk)          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the offering and sale of the Shares.

(ll)          No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(mm)          Margin Rules.  Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn)          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)          Asset Purchase Agreement.  To the Company’s knowledge, all of the representations and warranties related to the Acquired Business as set forth in the Asset Purchase Agreement are accurate in all material respects, and the Company has no reason to believe that the acquisition will not be consummated.

B.          Representations and Warranties of the Forward Seller.  The Forward Seller severally represents and warrants to, and agrees with, the Underwriters that:

(a)          This Agreement has been duly authorized, executed and delivered by the Forward Seller and, on the Closing Date, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Shares to the extent that it is required to transfer such Borrowed Firm Shares hereunder.

(b)          The Forward Sale Agreement has been duly and validly authorized, executed and delivered by the Forward Purchaser and constitutes a valid and binding agreement of the Forward Purchaser, and assuming due authorization, execution and delivery by the Company, is enforceable against the Forward Purchaser in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(c)          The Forward Seller will, on the Closing Date, have the free and unqualified right to transfer any Borrowed Firm Shares to the extent that it is required to transfer such Borrowed Firm Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Firm Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Firm Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

4.          Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)          Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters, the Forward Purchaser and the Forward Seller in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives, the Forward Purchaser or the Forward Seller, as applicable, may reasonably request.  The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)          Delivery of Copies.  The Company will deliver, without charge, to each Underwriter, the Forward Purchaser and the Forward Seller, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives, the Forward Purchaser or the Forward Seller, as applicable, may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Forward Purchaser or the Forward Seller a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)          Amendments or Supplements, Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus during the Prospectus Delivery Period, and before filing any amendment or supplement to the Registration Statement or the Prospectus during the Prospectus Delivery Period, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives, the Forward Purchaser or the Forward Seller reasonably object(s).

(d)          Notice to the Representatives.  During the Prospectus Delivery Period, the Company will advise the Representatives, the Forward Purchaser and the Forward Seller promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus, as applicable, is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)          Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, the Forward Purchaser, the Forward Seller and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, the Forward Purchaser, the Forward Seller and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)          Blue Sky Compliance.  The Company will use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives, the Forward Purchaser and/or the Forward Seller shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)          Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(h)          Clear Market.  Except as contemplated by this Agreement, for a period of 90 days after the date hereof, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Guggenheim Securities, LLC and Wells Fargo Securities, LLC other than (A) the Shares to be sold hereunder, (B) any shares of Stock of the Company granted pursuant to Company Stock Plans, (C) any shares of Stock of the Company issued upon the exercise of options granted under Company Stock Plans, (D) the issuance and delivery of any securities issued pursuant to the terms of the purchase contract and pledge agreement to be entered into in connection with the concurrent Corporate Units offering, including, without limitation, issuing shares of Stock in connection with any early settlement right at the election of holders of purchase contracts (as described in the prospectus supplement for the concurrent Corporate Units offering) or any "fundamental change early settlement right" upon the occurrence of a "fundamental change" (each as described in the prospectus supplement for the concurrent Corporate Units offering) or (E) the issuance and delivery of any shares of Stock upon settlement or termination of the Forward Sale Agreement.

(i)          Use of Proceeds.  The Company will apply the net proceeds from the sale of the Company Shares and the sale of any shares of Stock pursuant to the Forward Sale Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j)          No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)          Exchange Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance (x) the Company Shares on the Exchange and (y) the maximum number of shares of Stock deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement (whether upon Physical Settlement, Net Share Settlement or upon the occurrence of an Acceleration Event (as such terms are defined in the Forward Sale Agreement)).

(l)          Reports.  During the Prospectus Delivery Period, the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives, the Forward Purchaser and the Forward Seller to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

5.          Certain Agreements of the Underwriters.          Each Underwriter hereby represents and agrees that:

(a)          It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act with respect to the Shares other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)          It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Shares (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.          Conditions of Underwriters’ Obligations.  The obligation of (x) each Underwriter to purchase the Underwritten Shares on the Closing Date and (y) the Forward Seller to sell the Borrowed Firm Shares to the Underwriters on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Purchaser and the Forward Seller.

(b)          Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers on behalf of the Company made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)          No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)          No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives, the Forward Purchaser and the Forward Seller makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)          Officer’s Certificate.  The Representatives, the Forward Purchaser and the Forward Seller shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives, the Forward Purchaser and the Forward Seller certifying on behalf of the Company (i) that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)          Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of both the Company and of Elizabethtown as contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)          Opinion and 10b-5 Statement of Counsel for the Company.  (i) Melissa Orsen, Senior Vice President & Corporate Counsel of the Company, shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller, her written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller and (ii) Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller.

(h)          Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives, the Forward Purchaser and the Forward Seller, shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, the Forward Purchaser and the Forward Seller, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives, the Forward Purchaser and the Forward Seller may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)          No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j)          Good Standing.  The Representatives, the Forward Purchaser and the Forward Seller, shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives, the Forward Purchaser or the Forward Seller may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)          Exchange Listing.  The Company Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be and the maximum number of shares of Stock deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement) or otherwise, in each case, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(l)          Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, of the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(m)          CFO Certificate. The Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate, dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, of the chief financial officer of the Company in form and substance reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller.

(n)          Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller such further certificates and documents as the Representatives, the Forward Purchaser or the Forward Seller may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.          Indemnification and Contribution.

(a)          Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, the Forward Purchaser or the Forward Seller, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonably incurred legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)          Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, the Forward Purchaser, the Forward Seller and each of the officers and directors of the Forward Purchaser and the Forward Seller, and each person, if any, who controls the Company, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the first sentence of the third paragraph under the section “Underwriting (Conflicts of Interest)” and the description of market making activities contained in the second and third paragraphs under the section “Underwriting (Conflicts of Interest) – Price Stabilization and Short Positions.”

(c)          Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonably incurred fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, Forward Purchaser or Forward Seller, its respective affiliates, directors and officers and any control persons of such Underwriter, the Forward Purchaser or the Forward Seller shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. In its initial request to the Indemnifying Person, the Indemnified Person shall make specific reference to Section 7(c) of this agreement and indicate the need for the Indemnifying Party to reply within 30 days or otherwise the Indemnified Person may enter into such settlement without the consent of the Indemnifying Person.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution.  If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnifying party, on the one hand, and the indemnified party on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Underwriters and the Forward Seller shall be deemed to be in the same relative proportions as the total net proceeds from such offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement assuming Physical Settlement (as such term is defined in the Forward Sale Agreement) of the Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement)), the total underwriting discounts and commissions received by the Underwriters, and the aggregate Spread (as defined in the Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate offering price of the Shares, plus such Spread (net of such costs).  The relative fault of the indemnifying party, on the one hand, and the indemnified party on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability.  The Company, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters, the Forward Purchaser and/or the Forward Seller were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall (x) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) the Forward Seller be required to contribute any amount in excess of the amount by which the aggregate Spread (as defined in the Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement exceeds the amount of any damages that the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.          Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9.          Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or prior to the Additional Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.          Defaulting Underwriter.

(a)          If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company (in the case of any Company Shares) and the Forward Seller (in the case of any Borrowed Firm Shares) on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, the non-defaulting Underwriters, the Forward Purchaser, the Forward Seller or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters, the Forward Purchaser and the Forward Seller may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus necessary to effect any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate number of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.          Issuance and Sale by the Company.

(a)          In the event that (i) all the Conditions are not satisfied on the Closing Date and the Forward Seller elects, pursuant to Section 2(a)(ii), not to deliver the Borrowed Firm Shares deliverable by the Forward Seller, (ii) in the Forward Seller’s commercially reasonable judgment, the Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares, (iii) in the Forward Purchaser’s commercially reasonable judgment, it is impracticable to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares, or (iv) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 25 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares, then the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Stock equal to the number of Borrowed Firm Shares that the Forward Seller does not so deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Representatives, the Forward Purchaser and the Forward Seller shall have the right to postpone the Closing Date for a period not exceeding one business day in order to effect any required changes in any documents or arrangements.  The shares of Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares.”

(b)          Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Firm Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date and the Forward Seller elects, pursuant to Section 2(a)(ii) hereof, not to deliver and sell to the Underwriters the Borrowed Firm Shares, (ii) in the Forward Seller’s commercially reasonable judgment, the Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement on the Closing Date a number of shares of Stock equal to the number of the Borrowed Firm Shares, (iii) in the Forward Purchaser’s commercially reasonable judgment, it is impracticable to borrow and deliver for sale under this Agreement on the Closing Date a number of shares of Stock equal to the number of the Borrowed Firm Shares or (iv) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 25 basis points per annum to borrow and deliver for sale under this Agreement on the Closing Date a number of shares of Stock equal to the number of the Borrowed Firm Shares.

12.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid upon demand all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including in each case all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonably incurred fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering of the Shares by, the Financial Industry Regulatory Authority, Inc.; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees related to the listing of the Company Shares on the Exchange; and (x) all expenses and application fees related to the listing of the maximum number of shares of Stock deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement) or otherwise, on the Exchange.

(b)          If (i) this Agreement is terminated pursuant to Section 9(ii), (ii) the Company for any reason fails to tender the Company Shares for delivery to the Underwriters, (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement or (iv) the Forward Seller declines to borrow and sell any Borrowed Firm Shares to the Underwriters, the Forward Purchaser and the Forward Seller for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters, the Forward Purchaser and the Forward Seller in connection with this Agreement and the offering of the Shares contemplated hereby.

13.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriters, the Forward Purchaser and the Forward Seller contained in this Agreement or made by or on behalf of the Company, the Underwriters, the Forward Purchaser or the Forward Seller pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Underwriters, the Forward Purchaser or the Forward Seller.

15.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

16.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters, the Forward Purchaser or the Forward Seller to properly identify their respective clients.

17.          Miscellaneous.

(a)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Equity Capital Markets with a copy to the General Counsel and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (facsimile: (212) 214-5918).  Notice to the Forward Purchaser and the Forward Seller shall be given to each at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730). Notices to the Company shall be given to it at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey  08037, (facsimile: 609-561-7130); Attention: Corporate Secretary.

(b)          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)          Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d)          Submission to Jurisdiction.  The Company, each Underwriter, the Forward Purchaser and the Forward Seller hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company, each Underwriter, the Forward Purchaser and the Forward Seller waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company, each Underwriter, the Forward Purchaser and the Forward Seller agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, such Underwriter, the Forward Purchaser or the Forward Seller, as applicable, and may be enforced in any court to the jurisdiction of which the Company, such Underwriter, the Forward Purchaser or the Forward Seller, as applicable, is subject by a suit upon such judgment.

(e)          Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)          Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Stephen H. Clark
Name:	Stephen H. Clark
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By:	/s/ Jason Satsky
Authorized Signatory

GUGGENHEIM SECURITIES, LLC

By:	/s/ Jim Schaefer
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Authorized Signatory

For themselves and on behalf of the
several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED,
as the Forward Seller

By:	/s/ Jason Satsky
Name:	Jason Satsky
Title:	Managing Director

BANK OF AMERICA, N.A.
Acting in its capacity as Forward Purchaser,
solely as the recipient and/or beneficiary of certain
representations, warranties, covenants and
indemnities set forth in this Agreement

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Managing Director

Schedule 1

Underwriter	Number of Underwritten Shares	Number of Borrowed Firm Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,694,914	2,711,863
Guggenheim Securities, LLC	635,593	1,016,949
Wells Fargo Securities, LLC	317,797	508,475
TD Securities (USA) LLC	635,593	1,016,949
J.P. Morgan Securities LLC	317,797	508,475
Morgan Stanley & Co. LLC	317,797	508,475
PNC Capital Markets LLC	317,797	508,475
Total:	4,237,288	6,779,661

Annex A

a.          Pricing Disclosure Package

                Final term sheet, dated April 18, 2018, a copy of which is attached hereto as Annex B.

b.          Pricing Information Provided Orally by Underwriters

The public offering price per share for the Underwritten Shares is $29.50.

The number of Underwritten Shares purchased by the Underwriters is 4,237,288.

The offering price per share for the Borrowed Firm Shares is $29.50.

The number of Borrowed Firm Shares purchased by the Underwriters is 6,779,661.

Annex B

Free Writing Prospectus Filed Pursuant to Rule 433
To Prospectus dated April 17, 2018
Preliminary Prospectus Supplements, each dated April 17, 2018
Registration Statement File No. 333‑211259

SOUTH JERSEY INDUSTRIES, INC.

Concurrent Offerings of:

11,016,949 Shares of Common Stock
(the “Common Stock Offering”)

and

5,000,000 Equity Units
(Initially Consisting of 5,000,000 Corporate Units)

(the “Equity Units Offering” and, together with the Common Stock Offering, the “Offerings”)

Pricing Term Sheet dated
April 18, 2018

The information in this pricing term sheet relates to the Offerings and should be read together with (i) the preliminary prospectus supplement dated April 17, 2018 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”) and (ii) the preliminary prospectus supplement dated April 17, 2018 relating to the Equity Units Offering (the “Equity Units Preliminary Prospectus Supplement” and, together with the Common Stock Preliminary Prospectus Supplement, the “Preliminary Prospectus Supplements”), in each case, including the documents incorporated by reference therein and the related base prospectus dated April 17, 2018, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration Statement File No. 333-211259). Terms used but not defined herein, with respect to either Offering, have the meanings ascribed to them in the applicable Preliminary Prospectus Supplement.

Company	South Jersey Industries, Inc., a New Jersey corporation
Company Stock Ticker	New York Stock Exchange “SJI”
Pricing Date	April 18, 2018
Trade Date	April 19, 2018
Closing Price of the Common Stock on April 18, 2018	$30.11 per share
Settlement Date	April 23, 2018
Registration Format	SEC Registered

Common Stock Offering

Title of Securities	Common stock, par value $1.25 per share, of the Company (the “Common Stock”)
Number of Shares of Common Stock Offered by the Company	4,237,288 (or 5,889,830 if the underwriters of the Common Stock Offering exercise their option to purchase up to 1,652,542 additional shares of Common Stock in full)
Number of Shares of Common Stock Offered by the Forward Seller	6,779,661
Common Stock Public Offering Price	$29.50 per share of Common Stock
Underwriting Discounts and Commissions
$1.0325 per share of Common Stock

Approximately $11.4 million in aggregate (or approximately $13.1 million if the underwriters of the Common Stock Offering exercise their option to purchase up to 1,652,542 additional shares of Common Stock in full)

The underwriters of the Common Stock Offering propose to offer the shares of Common Stock to dealers at the Common Stock Public Offering Price less a concession not in excess of $0.6195 per share of Common Stock.

Estimated Net Proceeds to the Company from the Common Stock Offering
The Company estimates that it will receive net proceeds of approximately $119.9 million from the sale of Common Stock offered and sold by the Company in the Common Stock Offering after deducting the Underwriting Discounts and Commissions and estimated offering expenses. The Company estimates that it will receive net proceeds of approximately $167.0 million if the underwriters of the Common Stock Offering exercise their option to purchase additional shares of Common Stock in full.  The Company will not initially receive any proceeds from the sale of Common Stock offered by the forward seller, unless an event occurs that requires the Company to sell the Common Stock to the underwriters of the Common Stock Offering.  Assuming that the forward sale is physically settled, at an initial forward sale price of $28.4675 per share, the Company expects to receive net proceeds of approximately $193.0 million, subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement, which settlement must occur within approximately 12 months of the date of the Common Stock Preliminary Prospectus Supplement. The forward sale price that the Company expects to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on each of certain dates specified in the forward sale agreement during the term of the forward sale agreement. The forward sale price will also be subject to decrease if the cost to the forward seller of borrowing the number of shares of Common Stock underlying the forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the date of the Common Stock Preliminary Prospectus Supplement, the overnight bank funding rate was greater than the spread.

Joint Bookrunning Managers	Merrill Lynch, Pierce, Fenner & Smith Incorporated Guggenheim Securities, LLC Wells Fargo Securities, LLC
Co-Managers	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC PNC Capital Markets LLC TD Securities (USA) LLC
CUSIP for the Common Stock	838518108
ISIN for the Common Stock	US8385181081

Equity Units Offering

Title of Securities
Equity Units that will each have a stated amount of $50.00 and will initially be in the form of a Corporate Unit consisting of a purchase contract issued by the Company and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of 2018 Series A 3.70% Remarketable Junior Subordinated Notes due 2031 to be issued by the Company (each being referred to as an “RSN”)

Number of Equity Units Offered	5,000,000 (or 5,750,000 if the underwriters of the Equity Units Offering exercise their option to purchase up to 750,000 additional Corporate Units in full, solely to cover over-allotments)
Aggregate Offering Amount	$250,000,000 (or $287,500,000 if the underwriters of the Equity Units Offering exercise their over-allotment option in full)
Stated Amount per Equity Unit	$50.00
Corporate Unit Public Offering Price	$50.00 per Corporate Unit
Underwriting Discounts and Commissions
$1.50 per Corporate Unit

$7.5 million in aggregate (or approximately $8.6 million if the underwriters of the Equity Units Offering exercise their over-allotment option in full)

The underwriters of the Equity Units Offering propose to offer the Corporate Units to dealers at the Corporate Unit Public Offering Price less a concession not in excess of $0.90 per Corporate Unit.

Estimated Net Proceeds to the Company from the Equity Units Offering
The Company estimates that it will receive net proceeds of approximately $241.8 million from the sale of Corporate Units in the Equity Units Offering after deducting the Underwriting Discounts and Commissions and estimated offering expenses. The Company estimates that it will receive net proceeds of approximately $278.2 million if the underwriters of the Equity Units Offering exercise their over-allotment option in full.

Interest Rate on the RSNs
3.70% per year subject to the Company’s right to defer interest payments, as described in the Equity Units Preliminary Prospectus Supplement, and subject to modification in connection with a successful remarketing

Interest Payment Dates	Prior to a successful remarketing, January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2018
Deferred Interest on the RSNs
Deferred interest on the RSNs will bear interest at the interest rate applicable to the RSNs, compounded on each Interest Payment Date to, but excluding, the Interest Payment Date on which such deferred interest is paid

Contract Adjustment Payment Rate
3.55% per year on the Stated Amount per Equity Unit, or $1.775 per year, subject to the Company’s right to defer contract adjustment payments, as described in the Equity Units Preliminary Prospectus Supplement

Contract Adjustment Payment Dates	January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2018
Deferred Contract Adjustment Payments
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 7.25% per annum, compounded on each Contract Adjustment Payment Date to, but excluding, the Contract Adjustment Payment Date on which such deferred contract adjustment payments are paid

Total Distribution Rate on the Corporate Units	7.25% per annum
Reference Price	$29.50 (subject to adjustment, as described in the Equity Units Preliminary Prospectus Supplement)
Threshold Appreciation Price	$35.40 (subject to adjustment, as described in the Equity Units Preliminary Prospectus Supplement), which represents appreciation of 20% over the Reference Price
Minimum Settlement Rate
1.4124 shares of Common Stock (subject to adjustment, as described in the Equity Units Preliminary Prospectus Supplement), which is approximately equal to the $50.00 Stated Amount per Equity Unit, divided by the Threshold Appreciation Price

Maximum Settlement Rate
1.6949 shares of Common Stock (subject to adjustment, as described in the Equity Units Preliminary Prospectus Supplement), which is approximately equal to the $50.00 Stated Amount per Equity Unit, divided by the Reference Price

Purchase Contract Settlement Date	April 15, 2021 (or if such day is not a business day, the following business day)
RSN Maturity Date	April 15, 2031

Joint Bookrunning Managers	Merrill Lynch, Pierce, Fenner & Smith Incorporated Guggenheim Securities, LLC Wells Fargo Securities, LLC
Co-Managers	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC PNC Capital Markets LLC TD Securities (USA) LLC
Listing	The Company intends to apply to list the Corporate Units on the New York Stock Exchange and expects trading to commence within 30 days of the date of initial issuance of the Corporate Units.
CUSIP for the Corporate Units	838518116
ISIN for the Corporate Units	US8385181164
CUSIP for the Treasury Units	838518124
ISIN for the Treasury Units	US8385181248
CUSIP for the RSNs	838518AA6
ISIN for the RSNs	US838518AA63
Allocation of the Purchase Price
At the time of issuance, the fair market value of the applicable ownership interest in the RSNs will be $50.00 (or 100% of the issue price of a Corporate Unit) and the fair market value of each purchase contract will be $0 (or 0% of the issue price of a Corporate Unit).

Early Settlement
Subject to certain conditions described under “Description of the Purchase Contracts—Early Settlement” in the Equity Units Preliminary Prospectus Supplement, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the Purchase Contract Settlement Date, other than during a blackout period (as described in the Equity Units Preliminary Prospectus Supplement) in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 80,000 Corporate Units. If a purchase contract is settled early, the number of shares of Common Stock to be issued per purchase contract will be equal to the Minimum Settlement Rate (subject to adjustment, as described in the Equity Units Preliminary Prospectus Supplement).

Early Settlement Upon a Fundamental Change
Subject to certain conditions described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” in the Equity Units Preliminary Prospectus Supplement, following a “fundamental change” (as defined in the Equity Units Preliminary Prospectus Supplement) that occurs prior to the 20th business day preceding the Purchase Contract Settlement Date, each holder of a purchase contract will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (as defined in the Equity Units Preliminary Prospectus Supplement) at the settlement rate determined as if the applicable market value equaled the stock price (as defined in the Equity Units Preliminary Prospectus Supplement), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). This right is referred to as the “fundamental change early settlement right.”

The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” (as defined in the Equity Units Preliminary Prospectus Supplement) for the fundamental change:

	Stock Price on Effective Date
Effective Date	$10.00	$15.00	$20.00	$25.00	$29.50	$32.00	$35.40	$40.00	$45.00	$50.00	$75.00	$100.00	$150.00
April 23, 2018	0.5412	0.3388	0.2161	0.0977	0.0000	0.0880	0.1913	0.1498	0.1241	0.1092	0.0742	0.0558	0.0370
April 15, 2019	0.3556	0.2273	0.1485	0.0549	0.0000	0.0475	0.1492	0.1089	0.0870	0.0760	0.0511	0.0383	0.0254
April 15, 2020	0.1747	0.1142	0.0800	0.0237	0.0000	0.0116	0.1038	0.0618	0.0456	0.0395	0.0263	0.0197	0.0131
April 15, 2021	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0003	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the second row of the table above (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates, as described in the Equity Units Preliminary Prospectus Supplement.

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•
if the stock price is in excess of $150.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table, as described above), then the make-whole share amount will be zero; and

•
if the stock price is less than $10.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table, as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above in the first bullet, if the effective date is between two effective dates on the table.

Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 80,000 Corporate Units. A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

The issuer has filed a registration statement (including a prospectus), as amended, with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates (File No. 333-211259). Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the Offerings. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the relevant Offering will arrange to send you the base prospectus and the relevant Preliminary Prospectus Supplement if you request them by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322; Guggenheim Securities, LLC at 1-212-739-0700; or Wells Fargo Securities, LLC at 1-800- 645-3751.

This communication should be read in conjunction with the relevant Preliminary Prospectus Supplement and the accompanying base prospectus. The information in this communication supersedes the information in the relevant Preliminary Prospectus Supplement and the accompanying base prospectus to the extent inconsistent with the information in such Preliminary Prospectus Supplement and the accompanying base prospectus. In all other respects, this communication is qualified in its entirety by reference to the relevant Preliminary Prospectus Supplement and the accompanying base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

FORM OF LOCK-UP AGREEMENT

                      , 2018

Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
One Bryant Park
New York, New York 10036

Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017

Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor
New York, New York 10152

As Representatives of the several Underwriters
listed in Schedule I to the Underwriting Agreements
referred to below

Re:          South Jersey Industries, Inc. – Public Offerings

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into two separate underwriting agreements (each, an “Underwriting Agreement”) with South Jersey Industries, Inc., a New Jersey corporation (the “Company”), pursuant to which one or more offerings (each, a “Public Offering”) will be made that are intended to result in an orderly market for the (i) common stock, $1.25 par value per share (the “Common Stock”) of the Company and/or (ii) corporate units of the Company (the “Corporate Units”). Capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Underwriting Agreements.

In consideration of the Underwriters’ agreement to purchase and make the Public Offerings of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Guggenheim Securities, LLC and Wells Fargo Securities, LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the final prospectuses relating to the Public Offerings (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock, Corporate Units or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts; (B)  dispositions to any trust for the direct or indirect benefit of the undersigned and/or a member of the immediate family of the undersigned; (C) the transfer or intestate succession to the legal representative or a member of the immediate family of the undersigned; or (D) transfers pursuant to domestic relations or court orders; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above); and provided, further, that any required filing or announcement (including a filing on Form 4) by the undersigned or the Company relating to a sale pursuant to clause (A), (B) or (D) shall briefly note the applicable circumstances that cause such clause to apply and explain that the filing or announcement relates solely to transfers falling within the category described in the relevant clause (including, in the case of a Form 4 filing, indicating the appropriate transaction code(s) required by General Instruction 8 to Form 4).  For purposes of this paragraph, “immediate family” shall mean the undersigned and any relationship by blood, marriage or adoption, not remote than first cousin.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Letter Agreement if and only if: (1) neither Underwriting Agreement becomes effective within 90 days of the date hereof or (2) if all Public Offerings  terminate prior to payment for and delivery of the Common Stock or Corporate Units to be sold thereunder.  The undersigned understands that the Underwriters are entering into the Underwriting Agreements and proceeding with the Public Offerings in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

[Signature page as follows]

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]